Exhibit 4.2

IRONWOOD PHARMACEUTICALS, INC.
1.50% Convertible Senior Notes due 2026

INDENTURE
DATED AS OF August 12, 2019

U.S. BANK NATIONAL ASSOCIATION,
AS TRUSTEE

TABLE OF CONTENTS

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ARTICLE 9

SATISFACTION AND DISCHARGE OF INDENTURE

Section 9.01	Satisfaction And Discharge Of Indenture	52
Section 9.02	Application of Trust Money	52
Section 9.03	Repayment to Company	52
Section 9.04	Reinstatement	53

ARTICLE 10

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01	Without Consent of Holders	53
Section 10.02	With Consent of Holders	54
Section 10.03	[Reserved]	55
Section 10.04	Revocation and Effect of Consents	55
Section 10.05	Notation on or Exchange of Securities	55
Section 10.06	Trustee to Sign Amendments, Etc.	55
Section 10.07	Effect of Supplemental Indentures	55
	ARTICLE 11

	MISCELLANEOUS

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INDENTURE, dated as of August 12, 2019, between IRONWOOD PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company’s 1.50% Convertible Senior Notes due 2026 (as are issued under this Indenture, and as amended or supplemented from time to time, the “Securities”).

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01               Definitions.

“Additional Amounts” shall have the meaning specified in Section 5.07(a).

“Additional Interest” means all amounts, if any, payable pursuant to Section 7.04.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Authorized Officer” shall have the meaning specified in Section 11.02.

“Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.

“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Securities in accordance with Section 4.01(c). The Trustee shall initially act as the Bid Solicitation Agent.

“Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” of any Person means (a) in the case of a corporation, corporate stock of such Person, (b) in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock of such Person, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) of such Person and (d) in the case of any other legal form, any other interest or participation of such Person that confers the right to receive a share of the profits and losses of, or distribution of assets of, such Person.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the text or the schedule called for by footnotes 1 through 5 thereof.

“close of business” means 5:00 p.m. (New York City time).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others who will control the management or policies of such Person.

“Common Stock” means the Class A common stock of the Company, $0.001 par value per share, subject to Section 4.07.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Conversion Price” means as of any date $1,000, divided by the Conversion Rate as of such date.

“Corporate Trust Office” means the office of the Trustee at the address specified in Section 11.02 or such other address as to which the Trustee may give notice to the Company.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the Observation Period, 2.5% of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 40.

“Daily Settlement Amount,” for each of the 40 consecutive Trading Days during the Observation Period, shall consist of:

(a)                cash equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value; and

(b)                if the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “IRWD <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined by the Company without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” or “default” means, when used with respect to the Securities, any event that is or, after notice or passage of time or both, would be an Event of Default.

“Defaulted Amounts” means any amounts on any Securities (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Effective Date” shall have the meaning specified in Section 4.04(c), except that, as used in Section 4.05, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Electronic Means” shall have the meaning specified in Section 11.02.

“Ex-Dividend Date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“FATCA” shall have the meaning specified in Section 5.07(a)(i)(G).

“Free Convertibility Date” shall have the meaning specified in Section 4.01(a).

“Fundamental Change” shall be deemed to have occurred at the time after the Securities are originally issued if any of the following occurs:

(a)                the Common Stock (or other Reference Property into which the Securities are then convertible) ceases to be listed on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors);

(b)                any Person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling the Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than an acquisition by the Company or any of its wholly-owned Subsidiaries;

(c)                the Company merges or consolidates with or into any other Person (other than one of its wholly-owned Subsidiaries), another Person merges or consolidates with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another Person in one transaction or a series of related transactions, other than any transaction:

(i)                  that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Common Stock; or

(ii)                pursuant to which the holders of all classes of the Company’s Common Equity immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all classes of the Capital Stock of the continuing or surviving entity or transferee or parent thereof entitled to vote generally in the election of directors or managers of the continuing or surviving entity or transferee or parent thereof immediately after the transaction in substantially the same proportions relative to each other as such entitlement immediately prior to such transaction; or

(d)                the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company;

provided, however, that a transaction or transactions described in clause (c) above shall not constitute a Fundamental Change if at least 90% of the consideration received, or to be received, by holders of Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ or appraisal rights) in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or will be so traded or quoted immediately following such transaction or transactions and, as a result of such transaction or transactions, such consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ or appraisal rights, becomes the Reference Property as described in Section 4.07. For purposes of this definition, whether a Person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, and “Person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act. In addition, for purposes of this definition, a transaction or event described under both clause (b) and (c) above (whether or not the exceptions in clause (c) apply) will be evaluated solely under clause (c) of this definition of Fundamental Change.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the text and the schedule called for by footnotes 1 through 5 thereof and that is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” means the Person in whose name a Security is registered on the Primary Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

“Initial Purchaser” means J.P. Morgan Securities LLC.

“Instructions” shall have the meaning specified in Section 11.02.

“Interest Payment Date” means each June 15 and December 15 of each year, or if any such day is not a Business Day, the immediately following Business Day, beginning on December 15, 2019.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Legal Holiday” is a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above in clause (b) or (c) of the definition thereof and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the carve-out set forth in subclause (ii) of clause (c) of the definition thereof).

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity Date” means June 15, 2026.

“Observation Period” with respect to any Security surrendered for conversion means: (a) if the relevant Conversion Date occurs prior to the 45th Scheduled Trading Day immediately preceding June 15, 2026, the 40 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; and (b) if the relevant Conversion Date occurs on or after the 45th Scheduled Trading Day immediately preceding June 15, 2026, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers, at least one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, that meets the requirements of Section 11.04.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means a written opinion that meets the requirements of Section 11.04 from legal counsel. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal” or “principal” of a debt security, including the Securities, means the principal of the security, plus, when appropriate, the premium, if any, on such security.

“Purchase Agreement” means that certain Purchase Agreement, dated as of August 7, 2019, between the Company and the Initial Purchaser.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the June 1 or December 1 (whether or not such day is a Business Day) immediately preceding the applicable June 15 or December 15 Interest Payment Date, respectively.

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 5.07(a).

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.06(d).

“Responsible Officer” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer or any other officer of the Trustee who shall have direct responsibility for the administration of this Indenture, or any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject..

“Restricted Securities” shall have the meaning specified in Section 2.06(d).

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Section 13 Percentage” means, as of any day, with respect to any Holder (including, for this purpose, any holder of a beneficial interest therein), the fraction, expressed as a percentage, (i) the numerator of which is the number of shares of Common Stock that such Holder and each person subject to aggregation of shares with such Holder under Section 13 of the Exchange Act and rules promulgated thereunder directly or indirectly beneficially own (as defined under Section 13(d) of the Exchange Act and rules promulgated thereunder) and (ii) the denominator of which is the number of shares of Common Stock outstanding.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian for DTC, with respect to the Global Securities, or any successor thereto.

“Settlement Method” means, with respect to any conversion of the Securities, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Securities to be received upon conversion as specified in the Settlement Notice related to any converted Securities.

“Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary”, as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person; (b) such Person and one or more Subsidiaries of such Person; or (c) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 6.01(a).

“Tax” shall have the meaning specified in Section 5.07(a).

“Trading Day” means a day on which (a) trading in the Common Stock (or other security for which the Last Reported Sale Price must be determined) generally occurs on The Nasdaq Global Select Market or, if the Common Stock (or such other security) is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (b) a Last Reported Sale Price for the Common Stock (or such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on The Nasdaq Global Select Market or, if the Common Stock is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” per $1,000 principal amount of Securities on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5.0 million principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5.0 million principal amount of Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If (i) the Company is not acting as the Bid Solicitation Agent, and the Company does not, when it is required to do so, instruct the Bid Solicitation Agent to obtain bids, or if the Company gives such instruction to the Bid Solicitation Agent and the Bid Solicitation Agent fails to make such determination; or (ii) if the Company is acting as Bid Solicitation Agent and it fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate for each Trading Day on which such failure occurs.

“transfer” shall have the meaning specified in Section 2.06(d).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 1.02               Other Definitions.

Term	Where Defined
“Additional Shares”	4.04(a)
“Agent Members”	2.01(b)
“Cash Settlement”	4.02(a)
“Clause A Distribution”	4.05(c)
“Clause B Distribution”	4.05(c)
“Clause C Distribution”	4.05(c)
“Code”	5.07(a)
“Combination Settlement”	4.02(a)
“Company Order”	2.02(c)
“Conversion Agent”	2.03
“Conversion Date”	4.02(c)
“Conversion Notice”	4.02(b)
“Conversion Obligation”	4.01(a)
“Conversion Rate”	4.01(a)
“Distributed Property”	4.05(c)
“DTC”	2.01(b)
“Depositary”	2.01(b)
“Event of Default”	7.01
“Fundamental Change Repurchase Date”	3.02(d)
“Fundamental Change Repurchase Price”	3.02(a)
“Fundamental Change Repurchase Right Notice”	3.02(b)
“Measurement Period”	4.01(c)
“Merger Event”	4.07(a)
“Non-Separate Rights”	4.09
“Non-U.S. Surviving Entity”	5.07(a)
“Paying Agent”	2.03
“Physical Settlement”	4.02(a)
“Primary Registrar”	2.03
“Reference Property”	4.07(a)
“Repurchase Exercise Notice”	3.02(c)
“Registrar”	2.03
“Securities”	Recitals
“Settlement Amount”	4.02(a)(ii)
“Settlement Notice”	4.02(a)(i)
“Spin-Off”	4.05(c)
“Stock Price”	4.04(c)
“Trigger Event”	4.05(c)
“unit of Reference Property” “U.S. Entity”	4.07(a) 5.07(a)
“Valuation Period”	4.05(c)

Section 1.03               Rules of Construction. Unless the context otherwise requires:

(a)                a term has the meaning assigned to it;

(b)               an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                words in the singular include the plural, and words in the plural include the singular;

(d)                provisions apply to successive events and transactions;

(e)                the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(f)                 the masculine gender includes the feminine and the neuter;

(g)                references to agreements and other instruments include subsequent amendments thereto; and

(h)                “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Section 1.04               References to Additional Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Security in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 2.06(d), Section 2.06(e) or Section 7.04, as applicable. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

THE SECURITIES

Section 2.01               Form and Dating. (a) The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                All of the Securities shall be issued initially in the form of one or more Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c)                The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (3) shall bear a legend substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Section 2.02               Execution and Authentication; Payments of Interest and Defaulted Amounts.(a) The Securities shall be issuable only in registered form without coupons and only in minimum denominations of $1,000 principal amount and any integral multiple of $1,000 thereof. An Officer shall sign the Securities for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless. A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(b)                The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

(c)                The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $175,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Securities purchased by the Initial Purchaser pursuant to the exercise of their option to purchase additional Securities as set forth in the Purchase Agreement) upon receipt of a written order or orders of the Company signed by two Officers, at least one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company (a “Company Order”). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Global Security and the date on which each original issue of Securities is to be authenticated. The Company at any time or from time to time may, without the consent of the Holders, reopen this Indenture and issue additional Securities under this Indenture having the same ranking, interest rate, maturity and other terms as the Securities initially issued hereunder (other than differences in the issue price and interest accrued prior to the issue date of such additional Securities) in an unlimited aggregate principal amount, and entitled to all of the benefits of this Indenture; provided that if any such additional Securities are not fungible with the Securities initially issued hereunder for U.S. federal income tax purposes or securities laws purposes, such additional Securities shall have a separate CUSIP number. Such additional Securities shall, together with the Securities initially issued hereunder, constitute a single series of Securities under this Indenture, including without limitation in determining the necessary Holders who may take the actions or consent to the taking of actions as specified in this Indenture. In authenticating such additional Securities, and accepting the additional responsibilities under this Indenture in relation to such additional Securities, the Trustee shall receive, and, shall be fully protected in relying upon: (a) an Officers’ Certificate delivered in accordance with Section 2.01 and Section 11.04 and (b) an Opinion of Counsel which shall state (1) that the form and terms of such Securities have been established by or pursuant to a resolution of the Board of Directors in accordance with Section 2.01 and Section 2.02 and in conformity with the provisions of this Indenture, (2) that such additional Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles, and (3) that all conditions precedent under this Indenture in respect of the execution and delivery by the Company of such additional Securities have been complied with.

(d)                Accrued interest on the Securities shall be computed on the basis of a 360-day year composed of twelve 30-day months. The Person in whose name any Security (or its predecessor) is registered on register of the Primary Registrar at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in the contiguous United States, which shall initially be the Corporate Trust Office. The Company shall pay interest (i) on any Certificated Securities by check or wire transfer in immediately available funds to that Holder’s account within the United States or (ii) on any Global Security by wire transfer of immediately available funds to the account of the Depositary or its nominee, in each case, in accordance with Section 5.01 hereof.

(e)                Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date by virtue of its having been such Holder but shall accrue interest per annum at the rate borne by the Securities plus one percent, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election in each case, as provided in subSection (i) or (ii) below:

(i)                  The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Security and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date at least one (1) Business Day before the such notice is to be delivered to the Holders, and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following subSection (ii) of this Section 2.02(e).

(ii)                The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.03               Registrar, Paying Agent and Conversion Agent. The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be made, such offices and agencies to be maintained in the contiguous United States. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their registration of transfer and exchange. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 5.01 and Article 9). Upon the occurrence of any Event of Default under Section 7.01(8) or Section 7.01(9), the Trustee shall be the Paying Agent.

The Company hereby initially designates the Trustee as Paying Agent, Primary Registrar, Securities Custodian, Bid Solicitation Agent and Conversion Agent and the Corporate Trust Office of the Trustee as an office or agency of the Company for each of the aforesaid purposes. No service charge will be imposed by the Company, the Trustee or the Registrar (if other than the Trustee) for any registration, transfer or exchange of Securities, but any tax or similar governmental charge required by law or permitted by this Indenture because a Holder requests any shares of Common Stock to be issued in a name other than such Holder’s name will be paid by such Holder. The Company shall not be required to transfer or exchange any Security surrendered for purchase or converted except for any portion of that Security not being purchased or converted, as the case may be.

Section 2.04               Paying Agent to Hold Money in Trust. Prior to 11:00 a.m., New York City time, on each due date of the principal of or interest on any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal or interest so becoming due. A Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of or interest on any Securities, segregate the money and hold it as a separate trust fund for the benefit of the Holders. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 2.05               Holder. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee at least seven Business Days before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06               Transfer and Exchange; Transfer Restrictions. (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or registration of transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.07, Section 2.10, Section 3.06, Section 4.02(d) or Section 10.05.

Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Repurchase Exercise Notice pursuant to Section 3.02(c) has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(b)                Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(c)                 Each Holder agrees to indemnify the Company, each Registrar and the Trustee against any liability that may result from the registration of transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(d)                Every Security that bears or is required under this Section 2.06(d) to bear the legend set forth in this Section 2.06(d) (together with any Common Stock issued upon conversion of the Securities that is required to bear the legend set forth in Section 2.06(e), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.06(d) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.06(d) and Section 2.06(e), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Securities, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Security (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.06(e), if applicable) shall bear a legend in substantially the following form (unless such Securities have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUED UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE LAWS OF ANY JURISDICTION, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIROR:

(1)                REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)                AGREES FOR THE BENEFIT OF IRONWOOD PHARMACEUTICALS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)               TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)               PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C)               TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)               PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Security prior to the Resale Restriction Termination Date will be registered by the Security Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Security for exchange to the Security Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.06(d) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Security as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Custodian shall so surrender such Global Security for exchange in accordance with the Applicable Procedures; and any new Global Security so exchanged therefor shall not bear the restrictive legend specified in this Section 2.06(d) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Securities or any Common Stock issued upon conversion of the Securities has been declared effective under the Securities Act.

(e)                 Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of such Security shall bear a legend in substantially the following form (unless the Security or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE LAWS OF ANY JURISDICTION, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIROR:

(1)                REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)                AGREES FOR THE BENEFIT OF IRONWOOD PHARMACEUTICALS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)               TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)               PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C)               TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)               PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.06(e).

Any Security or Common Stock issued upon the conversion or exchange of a Security that is repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Security or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144 under the Securities Act). Each certificate representing any Security or Common Stock issued upon the conversion or exchange of a Security shall bear a legend substantially to the following effect:

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF IRONWOOD PHARMACEUTICALS, INC. OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF IRONWOOD PHARMACEUTICALS, INC. DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.07               Replacement Securities. If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be repurchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay or repurchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08               Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 4, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If a Paying Agent (other than the Company or an Affiliate of the Company) holds on the Maturity Date money sufficient to pay the principal of and accrued interest on Securities (or portions thereof) payable on that date, then on and after such Maturity Date such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest on them shall cease to accrue.

Subject to the restrictions contained in Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.09               Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

Section 2.10               Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of Certificated Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order, shall authenticate and deliver definitive Securities in exchange for temporary Securities. Holders of temporary Securities shall be entitled to all the benefits of this Indenture.

Section 2.11               Cancellation; Repurchase. The Company shall cause all Securities surrendered for the purpose of payment, repurchase, registration of transfer or exchange or conversion, if surrendered to any Person that the Company controls other than the Trustee (including any of the Company’s Agents, Subsidiaries or Affiliates), to be delivered to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for registration of transfer, exchange, redemption, payment or conversion. The Company shall instruct the Trustee in writing to cancel all Securities surrendered for the purpose of payment, repurchase, registration of transfer, exchange, conversion or cancellation, and the Trustee and no one else shall promptly cancel, in accordance with its standard procedures and upon the Company’s written instruction, all Securities so surrendered and shall dispose of canceled Securities (subject to the record retention requirements of the Exchange Act), in accordance with its standard procedures, and no Securities shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Company may not hold or resell such Securities or issue new Securities to replace Securities that it has purchased or otherwise acquired or that have been delivered to the Trustee for cancellation.

The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Securities are surrendered to the Company), repurchase Securities in the open market, by tender offer or exchange offer, by private agreement through counterparties or otherwise, whether by the Company or its Subsidiaries, including by cash-settled swaps or other derivatives and, in each case, at any price. The Company may, at its option and to the extent permitted by applicable law, reissue, resell or surrender to the Trustee for cancellation any Securities that it may repurchase, in the case of a reissuance or resale, so long as such Securities do not constitute restricted securities upon such reissuance or resale; provided, however, that, if such Securities are not fungible with the Securities initially offered hereby for U.S. federal income tax or securities law purposes, then the Company will ensure such Securities will have a separate CUSIP number. Any Securities that the Company may repurchase will be considered outstanding for all purposes under the Indenture unless and until such time it surrenders them to the Trustee for cancellation and, upon receipt of a written order from the Company, the Trustee will cancel all Securities so surrendered; provided that any Securities held by the Company or one of its Subsidiaries shall be disregarded for voting purposes in connection with any notice, waiver, consent or direction requiring the vote or concurrence of Holders.

Section 2.12               Additional Transfer and Exchange Requirements. (a) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

(b)           The provisions of subSections (i), (ii), (iii) and (iv) below shall apply only to Global Securities:

(i)            Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Certificated Securities registered in the names of any Person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or the Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (B) an Event of Default has occurred and is continuing and a beneficial owner requests that its Securities be exchanged for Certificated Securities. Any Global Security exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(ii)            Securities issued in exchange for a Global Security or any portion thereof shall be issued in fully-registered book-entry form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any applicable legend provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as Securities Custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof; provided, however, that any Global Security surrendered for exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.06(a).

(iii)          Subject to the provisions of subSection (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(iv)          In the event of the occurrence of any of the events specified in subSection (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(v)           Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

(c)            In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(b)(i) that required such exchange shall cease to exist, the Company shall deliver notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

(i)            to register the transfer of such Certificated Securities to a Person who will take delivery thereof in the form of a beneficial interest in a Global Security; or

(ii)           to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities, the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Securities and causing, or directing the Registrar to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.06(a).

Section 2.13               CUSIP Numbers. The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice or related action by the Company contemplated thereby shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 3

NO REDEMPTION; REPURCHASE UPON A FUNDAMENTAL CHANGE

Section 3.01            No Optional Redemption. The Company shall not have the option to redeem the Securities prior to the Maturity Date. No sinking fund is provided for the Securities.

Section 3.02            Repurchase At Option of The Holder Upon A Fundamental Change. (a) Subject to the satisfaction of the requirements of this Article 3, if a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at its option, to require the Company to repurchase for cash all of their Securities, or any portion of the principal thereof that is equal to $1,000 or an integral multiple of $1,000 at a repurchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (unless such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the close of business on such Regular Record Date and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of the Securities to be repurchased). The anticipated effective date of any such transaction shall be determined by the Company in its reasonable discretion, and in no event shall the Company be deemed to have knowledge of the anticipated effective date of a merger prior to entering into the related merger agreement.

(b)            On or before the 15th Business Day after the date on which a Fundamental Change becomes effective, the Company shall provide to all Holders of the Securities, the Trustee and the Conversion Agent (if other than the Trustee) a notice of the occurrence of the Fundamental Change and of the resulting repurchase right (the “Fundamental Change Repurchase Right Notice”). The Fundamental Change Repurchase Right Notice shall state:

(i)            the event or events giving rise to the Fundamental Change;

(ii)           if the Fundamental Change also constitutes a Make-Whole Fundamental Change;

(iii)          the Conversion Rate and any adjustments to the Conversion Rate;

(iv)          the effective date of the Fundamental Change;

(v)           the last date on which a Holder may exercise the repurchase right;

(vi)          the Fundamental Change Repurchase Price;

(vii)         the Fundamental Change Repurchase Date;

(viii)        the name and address of the Paying Agent and the Conversion Agent;

(ix)           that the Securities with respect to which a Repurchase Exercise Notice has been given by the Holder may be converted only if the Holder withdraws the Repurchase Exercise Notice as described in Section 3.02(d); and

(x)            the procedures that Holders must follow to require the Company to repurchase their Securities.

Simultaneously with providing the Fundamental Change Repurchase Right Notice, the Company shall issue a press release and publish the information through a public medium customary for such press releases.

(c)            To exercise the repurchase right in connection with a Fundamental Change, a Holder must deliver, prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, the Securities to be purchased to the Paying Agent, duly endorsed for transfer, or effect book-entry transfer of the Securities to the Paying Agent, together with a written notice exercising its right to require the Company to repurchase its Securities or a portion thereof (a “Repurchase Exercise Notice”), substantially in the form included in Exhibit A hereto, duly completed, to the Paying Agent. The Repurchase Exercise Notice must state:

(i)            if the Securities are Certificated Securities, the certificate numbers of the Securities to be delivered for repurchase;

(ii)           the portion of the principal amount of the Securities to be repurchased, which must be equal to $1,000 or an integral multiple of $1,000 in excess thereof; and

(iii)          that the Securities are to be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the applicable provisions of the Securities and this Indenture.

If the Securities are Global Securities, the Repurchase Exercise Notice must comply with the Applicable Procedures.

A Holder may withdraw any Repurchase Exercise Notice (in whole or in part) by a written notice of withdrawal received by the Paying Agent prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date. The notice of withdrawal must state:

(i)             the principal amount of the Securities for which the Repurchase Exercise Notice has been withdrawn;

(ii)           if Certificated Securities have been issued, the certificate numbers of the withdrawn Securities; and

(iii)          the principal amount, if any, that remains subject to the Repurchase Exercise Notice.

If the Securities are Global Securities, the withdrawal notice must comply with the Applicable Procedures.

(d)            The Company must repurchase on a date (the “Fundamental Change Repurchase Date”) chosen by the Company that is no less than 10 and no more than 35 Business Days after the date of the Fundamental Change Repurchase Right Notice with respect to the occurrence of the relevant Fundamental Change. To receive payment of the Fundamental Change Repurchase Price, a Holder must either effect book-entry transfer or deliver the Securities, together with necessary endorsements, to the office of the Paying Agent after delivery of the Repurchase Exercise Notice. Holders shall receive payment of the Fundamental Change Repurchase Price on the later of (i) the Fundamental Change Repurchase Date and (ii) the time of book-entry transfer or the delivery of the Securities. If the Paying Agent holds money deposited by the Company sufficient to pay the Fundamental Change Repurchase Price of the Securities on the Fundamental Change Repurchase Date, then with respect to the Securities that have been properly surrendered for repurchase and have not been validly withdrawn:

(i)            the Securities will cease to be outstanding and interest, if any, will cease to accrue (whether or not book-entry transfer of the Securities is made or whether or not the Securities are delivered to the Paying Agent); and

(ii)           all other rights of the Holder of such Securities will terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Securities).

Section 3.03            Compliance With Securities Laws Upon Purchase of Securities. In connection with any offer to purchase the Securities under Section 3.02, the Company shall comply with all tender offer rules under the Exchange Act if and to the extent any such rules are applicable to the Company in connection with the Company’s offer to purchase the Securities upon a Fundamental Change and to the extent there is no valid exemption available to the Company for such offer. Subject to the foregoing sentence, the Company shall (a) comply with the provisions of Rule 13e-4, Rule 14e-l (or any successor to either such Rule) and any other tender offer rules applicable to the Company under the Exchange Act, (b) file a Schedule TO (or any successor or similar schedule, form or report), if required, under the Exchange Act and (c) otherwise comply with all federal and state securities laws in connection with such offer by the Company to purchase the Securities upon a Fundamental Change, including in connection with any designation of a financial institution for exchange in lieu of repurchase as described in Section 4.11 hereof and any notification to Holders thereof, so as to permit the rights of the Holders and obligations of the Company under Section 3.02 to be exercised in the time and in the manner specified therein. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.03, the Company, shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.03 by virtue of such conflict.

Section 3.04            No Repurchase Upon Acceleration. No Securities may be repurchased on any date at the option of Holders upon a Fundamental Change if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Certificated Securities held by it following the acceleration of the Securities (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Securities), and any instructions for book-entry transfer of the Securities in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.05            Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.02 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Repurchase Date, the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

Section 3.06            Partial Repurchase. Upon surrender of a Security that is to be repurchased in part pursuant to Section 3.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unrepurchased portion of the Security surrendered.

ARTICLE 4

CONVERSION

Section 4.01            Conversion Rights. (a) Subject to and upon compliance with the provisions of this Article 4, each Holder of a Security shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Security (i) subject to satisfaction of one or more of the conditions described in subSections (b) through (e) of this Section 4.01, at any time prior to the close of business on the Business Day immediately preceding December 15, 2025 (the “Free Convertibility Date”) under the circumstances and during the periods set forth in subSections (b) through (e) of this Section 4.01, and (ii) irrespective of the conditions set forth in subSections (b) through (e) of this Section 4.01, on or after the Free Convertibility Date and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case at an initial conversion rate of 74.6687 shares of Common Stock (subject to adjustment as provided in Section 4.05, the “Conversion Rate”) per $1,000 principal amount of Securities (subject to the settlement provisions of Section 4.02, the “Conversion Obligation”).

(b)            Prior to the close of business on the Business Day immediately preceding the Free Convertibility Date, a Holder may surrender all or any portion of its Securities for conversion during any calendar quarter commencing after the calendar quarter ending on December 31, 2019 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day.

(c)            Prior to the close of business on the Business Day immediately preceding the Free Convertibility Date, a Holder of the Securities may surrender all or any portion of its Securities for conversion during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of the Securities, as determined following a request by a Holder of the Securities in accordance with the procedures described below, for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate on each such Trading Day. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination; and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, it shall have no obligation to determine the Trading Price) unless a Holder of the Securities requests in writing that the Company make such a determination and provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be less than 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate. At such time, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate. At such time as the Company instructs the Bid Solicitation Agent (if other than the Company) to determine the Trading Price, the Company shall notify the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers the Company has selected, and the Company shall instruct such securities dealers to deliver bids to the Bid Solicitation Agent. If the trading price condition has been met, the Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee). If, at any time after the trading price condition has been met, the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate for such date, the Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee).

(d)            If the Company elects to:

(i)            issue to all or substantially all holders of Common Stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(ii)           distribute to all or substantially all holders of Common Stock, the Company’s assets, securities or rights to purchase the Company’s securities, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement of such distribution, then, in either case, the Company shall notify the Holders of the Securities, the Trustee and the Conversion Agent (if other than the Trustee) at least 50 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, Holders may surrender all or any portion of their Securities for conversion at any time until the earlier of (x) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (y) the Company’s announcement that such issuance or distribution will not take place, even if the Securities are not otherwise convertible at such time.

(e)            If a transaction or event that constitutes a Fundamental Change or Make-Whole Fundamental Change occurs, regardless of whether a Holder of the Securities has the right to require the Company to repurchase the Securities pursuant to Section 3.02, or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of the Company’s assets (other than any merger or binding share exchange, in each case, solely for the purpose of changing the Company’s jurisdiction of organization that (I) does not constitute a Fundamental Change or a Make-Whole Fundamental Change and (II) results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity and such surviving entity succeeds to all of the Company’s rights and obligations under this Indenture and is a U.S. Entity), in each case pursuant to which Common Stock would be converted into cash, securities or other assets, then all or any portion of a Holder’s Securities may be surrendered for conversion at any time from or after the date that is 35 Scheduled Trading Days prior to the anticipated effective date of the transaction (or, if later, the Business Day after the Company gives notice of such transaction) until 35 Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) (i) as promptly as practicable following the date the Company publicly announces such transaction but in no event less than 35 Scheduled Trading Days prior to the anticipated effective date of such transaction; or (ii) if the Company does not have knowledge of the anticipated effective date of such transaction at least 35 Scheduled Trading Days prior to the anticipated effective date of such transaction, then within two Business Days of the earlier of (x) the date upon which the Company receives notice, or otherwise becomes aware, the anticipated effective date of such transaction and (y) the actual effective date of such transaction. The anticipated effective date of any such transaction shall be determined by the Company in its reasonable discretion, and in no event shall the Company be deemed to have knowledge of the anticipated effective date or a merger prior to entering into the related merger agreement.

Section 4.02           Settlement Upon Conversion; Conversion Procedures. (a) Subject to this Section 4.02, Section 4.04 and Section 4.07, upon conversion of any Security, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Securities being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subSection (i) of this Section 4.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subSection (i) of this Section 4.02 (“Combination Settlement”), at its election, as set forth in this Section 4.02.

(i)            All conversions for which the relevant Conversion Date occurs on or after the Free Convertibility Date shall be settled using the same Settlement Method. Except for conversions of Securities described in the preceding sentence, the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates. If, in respect of any Conversion Date (or with respect to the period beginning on, and including, the Free Convertibility Date and ending on, and including, the second Scheduled Trading Day immediately preceding the Maturity Date, as the case may be), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company shall deliver such Settlement Notice to converting Holders (with a copy to the Trustee and the Conversion Agent) no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions of Securities for which the relevant Conversion Date occurs on or after the Free Convertibility Date, no later than the Free Convertibility Date). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Securities shall be deemed to be $1,000. Such Settlement Notice shall be prepared by the Company and shall specify the relevant Settlement Method and, in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount. If the Company elects Combination Settlement but does not timely notify converting Holders of the Specified Dollar Amount per $1,000 principal amount of Securities, such Specified Dollar Amount will be deemed to be $1,000.

(ii)           With respect to any conversion of Securities, the cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of such conversion (the “Settlement Amount”) shall be computed as follows:

(A)               if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Securities being converted a number of shares of Common Stock equal to the Conversion Rate as of the Conversion Date;

(B)               if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Securities being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive Trading Days during the related Observation Period; and

(C)               if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Securities being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the related Observation Period.

(iii)          The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of fractional shares of Common Stock.

(b)            Subject to Section 4.02(e), before any Holder of a Security shall be entitled to convert a Security as set forth above, such Holder shall (i) in the case of a Certificated Security (A) complete and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Conversion Notice attached to the Form of Security set forth in Exhibit A hereto (a “Conversion Notice”) at the office of the Conversion Agent and state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered by the Company or its agent upon settlement of the Conversion Obligation to be registered, (B) deliver such Security, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), to the Conversion Agent and (C) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in subSection (g) of this Section 4.02 and (ii) in the case of a Global Security, comply with the Depositary’s procedures for converting a beneficial interest in a Global Security and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in subSection (g) of this Section 4.02. The Trustee (and, if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 4 on the Conversion Date for such conversion. No Conversion Notice with respect to any Securities may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Securities and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 3.02(c).

If more than one Security shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Securities shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)            A Security shall be deemed to have been converted immediately prior to the close of business on the Business Day (the “Conversion Date”) that the Holder has complied with the requirements set forth in subSection (b) above; provided that in the case of a Global Security, no Holder shall be deemed to have complied with the requirements set forth in subSection (b) above on any Business Day that the Depositary is not open for business. The Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the relevant Conversion Date, in the case of Physical Settlement (provided that, with respect to any Conversion Date occurring on or after the Regular Record Date for the payment of interest preceding the Maturity Date, such settlement will occur on the Maturity Date) the Company shall settle any such conversion on the Maturity Date), or on the second Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d)            In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Security, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Securities issued upon such conversion being different from the name of the Holder of the old Securities surrendered for such conversion.

(e)            If a Holder submits a Security for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of Common Stock upon the conversion, unless the tax is due because the Holder requests any shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company or its stock transfer agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company or its representative receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)             Upon the conversion of an interest in a Global Security, the Trustee, or the Securities Custodian at the direction of the Trustee, shall make a notation on such Global Security as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Securities effected through any Conversion Agent other than the Trustee on the Conversion Date.

(g)            Except as described below, the Company shall not make any separate cash payment for accrued and unpaid interest, if any, upon conversion of Securities. The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Security and accrued and unpaid interest, if any, attributable to the period from, and including, the most recent Interest Payment Date to, but excluding, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but excluding, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Securities into a combination of cash and shares of Common Stock, accrued and unpaid interest shall be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Securities are submitted for conversion after the close of business on a Regular Record Date and prior to the open of business on the immediately following Interest Payment Date, Holders of such Securities as of the close of business on such Regular Record Date shall receive the full amount of interest payable on such Securities on such Interest Payment Date notwithstanding the conversion, and Securities surrendered for conversion after the close of business on a Regular Record Date and prior to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the principal amount of the Securities being converted; provided that no such payment need be made:

(i)            for conversions following the Regular Record Date immediately preceding the Maturity Date;

(ii)           if the Company has specified a Fundamental Change Repurchase Date that is (x) after a Regular Record Date and (y) on or prior to the second Business Day immediately following corresponding Interest Payment Date; or

(iii)          to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Security.

As a result of the foregoing, the Company shall pay interest on the Maturity Date on all Securities converted after the Regular Record Date preceding the Maturity Date, and Holders shall not be required to pay the Company equivalent interest amounts.

(h)            The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a shareholder of record as of the close of business on the relevant Conversion Date (in the case of Physical Settlement) or the last Trading Day of the relevant Observation Period (in the case of Combination Settlement), as the case may be. Upon a conversion of Securities, such Person shall no longer be a Holder of such Securities surrendered for conversion.

(i)             The Company shall not issue any fractional share of Common Stock upon conversion of the Securities and shall instead pay cash in lieu of delivering any fractional share of Common Stock issued upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Security surrendered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional shares remaining after such computation shall be paid in cash.

(j)             Each conversion shall be deemed to have been effected as to any Security surrendered for conversion on the Conversion Date; provided, however, that the Person in whose name any shares of Common Stock shall be issued upon such conversion shall become the holder of record of such shares as of the close of business on the Conversion Date (in the case of Physical Settlement) or the last Trading Day of the relevant Observation Period (in the case of Combination Settlement).

(k)            Notwithstanding any other provisions hereof, no Holder (including, for this purpose, any holder of a beneficial interest therein) will be entitled to take any delivery of shares of Common Stock upon conversion thereof to the extent (but only to the extent) that, after such receipt of any shares of Common Stock upon conversion, such Holder’s Section 13 Percentage would exceed 19.99%. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, the Section 13 Percentage of such Holder would exceed 19.99%. If any delivery owed to a Holder (including, for this purpose, any holder of a beneficial interest therein) hereunder is not made, in whole or in part, as a result of this provision, the Company’s obligation to make such delivery shall not be extinguished and the Company shall make such delivery as promptly as practicable after, but in no event later than one Business Day after, such Holder gives notice to the Company that, after such delivery, its Section 13 Percentage would not exceed 19.99%.

Section 4.03            Company to Provide Stock. The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock (assuming that at the time of computation of such number of shares, all such Securities would be converted by a single Holder and that Physical Settlement is applicable).

All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Company shall endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange, over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issued upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.

Section 4.04            Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change. (a) If and only to the extent that a Holder converts its Securities in connection with a Make-Whole Fundamental Change that occurs prior to the Maturity Date, the Company shall, under the circumstances set forth in this Section 4.04, increase the Conversion Rate for the Securities so surrendered for conversion by a number of additional shares (the “Additional Shares”), as described below.

(b)            Upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy its Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 4.02. However, if the consideration for the Common Stock in any Make-Whole Fundamental Change described in clause (c) of the definition of Fundamental Change is composed entirely of cash, for any conversion of the Securities following the Effective Date of such Make-Whole Fundamental Change and prior to the 45th Scheduled Trading Day immediately preceding the Maturity Date, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount in cash per $1,000 principal amount of converted Securities equal to the Conversion Rate (including any increase to reflect the Additional Shares as described in this Section 4.04), multiplied by such Stock Price. In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the second Business Day following the Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date. Further, if the consideration for the Common Stock in any Make-Whole Fundamental Change described in clause (c) of the definition of Fundamental Change is composed entirely of cash, the Company may satisfy and discharge its obligations under this Indenture by depositing with the Trustee or delivering to the Holders, as applicable, after the Effective Date of such transaction, cash sufficient to pay the greater of (i) the consideration due upon conversion of all of the outstanding Securities and (ii) the aggregate principal amount of, and accrued interest on, all of the outstanding Securities, assuming, in each case, that such payment occurs on the Fundamental Change Repurchase Date, and paying all other sums payable under this Indenture by the Company.

(c)            The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table set forth in clause (f) below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of Common Stock in such Make-Whole Fundamental Change. If holders of Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (c) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock on each of the five consecutive Trading Days prior to, but excluding, the Effective Date of the Make-Whole Fundamental Change.

(d)            A conversion of Securities by a Holder shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the Conversion Notice is received by the Conversion Agent on or after the Effective Date of the Make-Whole Fundamental Change and prior to the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the carve-out in subSection (ii) of clause (c) of the definition of Fundamental Change, the 35th Trading Day following the actual Effective Date of the Make-Whole Fundamental Change).

(e)            The Stock Prices set forth in the first row of the following table (i.e., the column headings) shall be adjusted as of any date on which the Conversion Rate is adjusted pursuant to Section 4.05. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner, at the same time and for the same events as the Conversion Rate as set forth in Section 4.05.

(f)             The following table sets forth the number of Additional Shares by which the Conversion Rate for the Securities will be increased per $1,000 principal amount of Securities for each Stock Price and Effective Date set forth below:

Stock Price
Effective Date	$9.74	$10.50	$12.00	$13.39	$15.00	$18.00	$21.00	$25.00	$30.00	$37.00	$45.00	$55.00
August 12, 2019	28.0007	25.6305	20.0517	16.2674	12.9947	8.8878	6.3062	4.1440	2.5367	1.2886	0.5344	0.0660
June 15, 2020	28.0007	25.6305	20.0150	16.0919	12.7260	8.5556	5.9776	3.8584	2.3190	1.1557	0.4738	0.0585
June 15, 2021	28.0007	25.6305	19.6275	15.5870	12.1573	7.9761	5.4505	3.4264	2.0017	0.9641	0.3813	0.0442
June 15, 2022	28.0007	25.3124	18.9883	14.8223	11.3353	7.1811	4.7510	2.8736	1.6087	0.7351	0.2738	0.0282
June 15, 2023	28.0007	24.6667	18.0050	13.6931	10.1607	6.0983	3.8390	2.1888	1.1490	0.4827	0.1604	0.0118
June 15, 2024	28.0007	23.6114	16.4583	11.9604	8.4127	4.5889	2.6543	1.3784	0.6590	0.2451	0.0642	0.0000
June 15, 2025	28.0007	21.9381	13.8333	9.0246	5.5780	2.4511	1.2048	0.5428	0.2330	0.0741	0.0116	0.0000
June 15, 2026	28.0007	20.5694	8.6646	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and Effective Date may not be set forth in the table above, in which case:

(i)            if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate for the Securities will be increased shall be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)           if the Stock Price is more than $55.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate; and

(iii)          if the Stock Price is less than $9.74 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Securities exceed 102.6694 shares of Common Stock, subject to adjustment in the same manner, at the same time and for the same events as the Conversion Rate as set forth in Section 4.05.

Section 4.05            Conversion Rate Adjustments. The Conversion Rate shall be adjusted, without duplication, from time to time by the Company, upon the occurrence of any of the following events, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Securities participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Securities, in any of the events described in this Section 4.05, without having to convert their Securities as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder.

(a)            If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of its Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 4.05(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 4.05(a) is declared but not so paid or made, or any share split or share combination of the type described in this Section 4.05(a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or share combination had not been announced.

(b)            If the Company issues to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 4.05(b) and for the purpose of Section 4.01(d)(i), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)            If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 4.05(a) or Section 4.05(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 4.05(d), (iii) Spin-Offs as to which the provisions set forth below in this Section 4.05(c) shall apply and (iv) Non-Separate Rights (except as described in Section 4.09) (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 4.05(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Security shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 4.05(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Record Date for such distribution.

With respect to an adjustment pursuant to this Section 4.05(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first ten consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

For purposes of the foregoing, “FMV0” will be determined by reference to (i) the actual trading market for the Capital Stock or similar equity interest to be distributed in the Spin-Off or (ii) for any Trading Day in the Valuation Period, as of which such Capital Stock or similar equity interest has not commenced trading in the actual trading market for such security, the when-issued trading market for such security, as applicable

The adjustment to the Conversion Rate under the second immediately preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion of Securities during the Valuation Period, references in the portion of this Section 4.05(c) related to Spin-Offs to ten Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate. If the Ex-Dividend Date of the Spin-Off is after the tenth Trading Day immediately preceding, and including, the end of the Observation Period in respect of a conversion of Securities, references in the portion of this Section 4.05(c) related to Spin-Offs to ten Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the last Trading Day of such Observation Period.

For purposes of this Section 4.05(c) (and subject in all respect to Section 4.09), rights, options or warrants distributed by the Company, pursuant to a shareholder rights plan to all or substantially all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.05(c) (and no adjustment to the Conversion Rate under this Section 4.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.05(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.05(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 4.05(a), Section 4.05(b) and this Section 4.05(c), any dividend or distribution to which this Section 4.05(c) is applicable that also includes one or both of:

(A)          a dividend or distribution of shares of Common Stock to which Section 4.05(a) is applicable (the “Clause A Distribution”); or

(B)           a dividend or distribution of rights, options or warrants to which Section 4.05(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.05(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 4.05(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.05(a) and Section 4.05(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date” within the meaning of Section 4.05(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 4.05(b).

(d)            If the Company makes any cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of its Common Stock.

Any increase pursuant to this Section 4.05(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Security shall receive, for each $1,000 principal amount of Securities, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)            If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, as the case may be, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the close of business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 4.05(e) shall occur at the close of business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of Securities within the ten Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references with respect to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the tenth Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Securities, references in the preceding paragraph to ten Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period.

(f)           Notwithstanding this Section 4.05 or any other provision of this Indenture or the Securities, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Securities on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the Common Stock as of the related Conversion Date as described under Section 4.02(j) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 4.05, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)           Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of its Common Stock or any securities convertible into or exchangeable for shares of its Common Stock or the right to purchase shares of its Common Stock or such convertible or exchangeable securities. In addition, the Company shall not adjust the Conversion Rate for guarantees issued in respect of any of its outstanding securities.

(h)           In addition to those adjustments required by subSections (a), (b), (c), (d) and (e) of this Section 4.05, and to the extent permitted by applicable law and subject to any applicable stock exchange listing rules, the Company from time to time may increase the Conversion Rate by any amount for any period of at least 20 Business Days if the Board of Directors has determined that such increase would be in the Company’s best interest. In addition, the Company may (but is not required to) increase the Conversion Rate, as the Board of Directors considers advisable, to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for tax purposes. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall notify the Holder of each Security, the Trustee and the Conversion Agent (if other than the Trustee) of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)            Notwithstanding anything to the contrary in this Section 4.05, the Conversion Rate shall not be adjusted:

(i)              upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)             upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii)            upon the issuance of any shares of Common Stock pursuant to any option, warrant, right (other than rights under a shareholder rights plan as described in Section 4.09) or exercisable, exchangeable or convertible security not described in clause (ii) of this subSection (i) and outstanding as of the date the Securities were first issued;

(iv)           solely for a change in the par value of the Common Stock; or

(v)            for accrued and unpaid interest, if any.

(j)            All calculations and other determinations in respect of the Conversion Rate shall be made by the Company to the nearest 1/10,000th of a share.

(k)           Whenever the Conversion Rate is adjusted pursuant to this Section 4.05, the Company shall compute the adjusted Conversion Rate in accordance with this Section 4.05 and shall prepare an Officers’ Certificate setting forth (i) the adjusted Conversion Rate, (ii) the subSection of this Section 4.05 pursuant to which such adjustment has been made, showing in reasonable detail the facts upon which such adjustment is based, (iii) the calculation of such adjustment and (iv) the date as of which such adjustment is effective, and such Officers’ Certificate shall promptly be delivered to the Trustee and each Conversion Agent (which certificates shall be conclusive evidence of the accuracy of such adjustment absent manifest error). As soon as practicable after each such adjustment, the Company shall deliver to the Holders a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate. Unless and until a Responsible Officer of the Trustee and each Conversion Agent shall receive an Officers’ Certificate with respect to an adjustment of the Conversion Rate, the Trustee and each Conversion Agent may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to Exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours. Simultaneously with an adjustment of the Conversion Rate, the Company shall disseminate a press release detailing the new Conversion Rate and other relevant information.

(l)            For purposes of this Section 4.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(m)          Notwithstanding any of the foregoing, if:

(i)              the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation through Combination Settlement and shares of Common Stock are deliverable to settle the Daily Settlement Amount for a given Trading Day within the Observation Period applicable to Securities that a Holder has converted;

(ii)            any distribution or transaction described in subSections (a), (b), (c), (d) and (e) of this Section 4.05 has not yet resulted in an adjustment to the Conversion Rate on the Trading Day in question; and

(iii)           the shares of Common Stock that such Holder will receive in respect of such Trading Day are not entitled to participate in the relevant distribution or transaction (because such shares of Common Stock were not held on a related Record Date or otherwise), then the Company shall adjust the number of shares of Common Stock deliverable to such Holder in respect of the relevant Trading Day in a commercially reasonable manner to reflect the relevant distribution or transaction.

Notwithstanding any of the foregoing, if:

(i)             the Company elects to satisfy (or is otherwise required to satisfy) its Conversion Obligation solely in shares of Common Stock (other than cash in lieu of any fractional shares);

(ii)            any distribution or transaction described in subSections (a), (b), (c), (d) and (e) of this Section 4.05 has not yet resulted in an adjustment to the Conversion Rate on a given Conversion Date; and

(iii)           the shares of Common Stock deliverable on settlement of the related conversion are not entitled to participate in the relevant distribution or transaction (because such shares of Common Stock were not held on a related Record Date or otherwise), then the Company shall adjust the number of shares of Common Stock deliverable to such Holder in respect of such conversion of Securities in a commercially reasonable manner to reflect the relevant distribution or transaction.

Section 4.06           Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the relevant period.

Section 4.07           Effect of Recapitalizations, Reclassifications and Changes of the Common Stock. (a) In the case of:

(i)             any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii)             any consolidation, merger or combination involving the Company,

(iii)           any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or

(iv)           any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then the Company or the successor or purchasing Person, as the case may be, will execute with the Trustee a supplemental indenture providing that, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Securities shall be changed into a right to convert such principal amount of Securities into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(f) providing for such change in the right to convert each $1,000 principal amount of Securities; provided, however, that at and after the effective time of the Merger Event, (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Securities in accordance with Section 4.02 and (B)(I) any amount payable in cash upon conversion of the Securities in accordance with Section 4.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Securities in accordance with Section 4.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (III) the Daily VWAP from and after the effective time of such Merger Event shall be calculated based on the value of a unit of Reference Property. If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then the Reference Property into which the Securities will be convertible shall be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (ii) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the weighted average as soon as practicable after the determination is made.

If the holders of Common Stock receive only cash in such Merger Event, then for all conversions of Securities that occur after the effective date of such Merger Event and prior to the 45th Scheduled Trading Day immediately preceding the Maturity Date (x) the consideration due upon conversion of each $1,000 principal amount of Securities shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased pursuant to Section 4.04), multiplied by the price paid per share of Common Stock in such Merger Event and (y) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the second Business Day immediately following the Conversion Date. Further, if the holders of Common Stock receive only cash in such Merger Event, the Company may satisfy and discharge its obligations under this Indenture by depositing with the Trustee or delivering to the Holders, as applicable, after the effective date of such Merger Event, cash sufficient to pay the greater of (i) the consideration due upon conversion of all the outstanding Securities and (ii) the aggregate principal amount of, and accrued interest on, all of the outstanding Securities, assuming, in each case, that such payment occurs on the Fundamental Change Repurchase Date, and paying all other sums payable under this Indenture by the Company.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 4. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 3.

(b)           In the event the Company shall execute a supplemental indenture pursuant to subSection (a) of this Section 4.07, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder, at its address appearing on the register of the Primary Registrar provided for in this Indenture (or electronically in accordance with the Applicable Procedures in the case of Global Securities), within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)                 The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 4.07. None of the foregoing provisions shall affect the right of a Holder of Securities to convert its Securities into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 4.01 and Section 4.02 prior to the effective date of such Merger Event.

(d)                 The above provisions of this Section 4.07 shall similarly apply to successive Merger Events.

Section 4.08               Cancellation of Converted Securities. All Certificated Securities delivered for conversion shall be delivered to the Trustee or its agent to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in this Indenture. Upon conversions of beneficial interests in any Global Security, the Trustee or the Securities Custodian, at the direction of the Trustee, shall reduce the aggregate principal amount of outstanding Securities represented by such Global Security to reflect the conversion.

Section 4.09               Shareholders Rights. If the Company has a shareholder rights plan in effect upon conversion of the Securities, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time (such rights prior to separation from the Common Stock, “Non-Separate Rights”). However, if prior to any conversion the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock, if any, issued upon conversion of the Securities, the Conversion Rate shall be increased at the time of separation as if the Company distributed to all or substantially all holders of Common Stock shares of Capital Stock of the Company, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities as provided in Section 4.05(c), subject to decrease in the event of the expiration, termination or redemption of such rights. A distribution of rights pursuant to such a shareholder rights plan shall not trigger a Conversion Rate adjustment pursuant to Section 4.05(c) if Holders of the Securities participate in such distribution on an as-converted basis in accordance with the first paragraph of Section 4.05.

Section 4.10               Trustee’s Disclaimer. The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate that the Company is obligated to deliver to the Trustee pursuant to Section 4.05(k). The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for determination of the Daily Settlement Amounts (if applicable) or the Daily Conversion Values (if applicable). In addition, in no event shall the Trustee or Conversion Agent be responsible for making any calculations under this Indenture or for determining amounts to be paid or for monitoring any Stock Price. For the avoidance of doubt, the Trustee and Conversion Agent shall rely conclusively on the calculations and information provided to them by the Company as to the Daily VWAP, Trading Price, Daily Conversion Value, Daily Settlement Amount and Last Reported Sale Price. Nor shall the Trustee or Conversion Agent be charged with knowledge of or have any duties to monitor any Measurement Period or Observation Period.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 6.01, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 6.01.

Section 4.11               Exchange in Lieu of Conversion or Repurchase. Notwithstanding any other provision of this Section 4.11, when a Holder surrenders Securities for conversion or for repurchase upon a Fundamental Change and the Conversion Date for such Securities occurs, or the Fundamental Change Repurchase Notice is given, prior to the 45th Scheduled Trading Day immediately preceding the Maturity Date, the Company may, at its election, direct the Conversion Agent or Paying Agent, as applicable, to surrender, on or prior to the Scheduled Trading Day immediately preceding the first Trading Day of the applicable Observation Period (or, if the Company has elected Physical Settlement, on or prior to the second Business Day immediately following the relevant Conversion Date or on or prior to the Fundamental Change Repurchase Date, as applicable), such Securities to a financial institution designated by the Company for exchange in lieu of conversion or repurchase. In order to accept any Securities surrendered for conversion or repurchase, the designated financial institution must agree to pay and/or deliver, as the case may be, in exchange for such Securities, the Settlement Amount due upon conversion or the Fundamental Change Repurchase Price, as applicable. By the close of business on the Scheduled Trading Day immediately preceding the first Trading Day of the applicable Observation Period (or, if the Company has elected Physical Settlement, by the Close of Business on the second Business Day immediately following the relevant Conversion Date or on or prior to the Fundamental Change Repurchase Date, as applicable), the Company will notify the Holder surrendering Securities for conversion or repurchase, the Trustee, the Conversion Agent and the Paying Agent that it has directed the designated financial institution to make an exchange in lieu of conversion or repurchase and that the designated financial institution has agreed to make such exchange in lieu of conversion or repurchase.

If the designated financial institution accepts any such Securities, it will pay and/or deliver, as the case may be, the Settlement Amount due upon conversion or the Fundamental Change Repurchase Price due upon repurchase, as applicable, of such Securities directly to the Holder of such Securities on the date the Company would have otherwise been required to deliver such consideration. Any Securities exchanged by the designated institution will remain outstanding. If the designated financial institution agrees to accept any Securities for exchange but does not timely pay and/or deliver the related Settlement Amount or Fundamental Change Repurchase Price, as applicable, or if such designated financial institution does not accept the Securities for exchange, the Company will convert or repurchase the Securities and pay and/or deliver, as the case may be, the Settlement Amount due upon conversion pursuant to Section 4.02 or the Fundamental Change Repurchase Price pursuant to Article 3, as applicable, as if the Company had not made an exchange in lieu of conversion or repurchase election.

The Company’s designation of a financial institution to which the Securities may be submitted for exchange does not require the financial institution to accept any Securities (unless the financial institution has separately made an agreement with the Company to do so). The Company may, but is not obligated to, enter into a separate agreement with any designated financial institution that would compensate it for any such transaction.

ARTICLE 5

COVENANTS

Section 5.01           Payment on the Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal (including the Fundamental Change Repurchase Price, if applicable) of and interest on the Securities shall be considered paid on the date it is due, if the Paying Agent (if other than the Company or an Affiliate thereof) holds as of 11:00 a.m., New York City time, on the due date money, deposited by the Company or an Affiliate thereof in immediately available funds, designated for and sufficient to pay all principal (including the Fundamental Change Repurchase Price) and interest then due on the Securities.

Payment of the principal of and interest on the Securities shall be made at the office or agency of the Company maintained for that purpose in the contiguous United States (which shall initially be an office or agency of the Trustee in the contiguous United States); provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company and the Trustee at least 10 Business Days prior to the payment date, it being understood that as long as the Securities are Global Securities, payment will be made by wire transfer to DTC.

Section 5.02            SEC Reports and Rule 144A Information Requirement. (a) The Company shall file with the Trustee within 15 days after the same are required to be filed with the SEC, copies of any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the SEC via the EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 5.02 at the time such documents are filed via EDGAR.

(b)           Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(c)           At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Securities or any shares of Common Stock issued upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Securities or any shares of Common Stock issued upon conversion of such Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities or shares of Common Stock pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial owner of such Securities or such Common Stock may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Securities or shares of Common Stock in accordance with Rule 144A, as such rule may be amended from time to time.

(d)           If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Securities, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than Current Reports on Form 8-K), or the Securities are not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities), the Company shall pay Additional Interest on the Securities. Such Additional Interest shall accrue on the Securities at the rate of 0.25% per annum of the principal amount of the Securities outstanding for each day during the first 90-day period for which the Company’s failure to file has occurred and is continuing or the Securities are not otherwise freely tradable by Holders other than the Company’s Affiliates (or Holders that have been the Company’s Affiliates at any time during the three months preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities, and 0.50% per annum for each day during such period thereafter. As used in this Section 5.02(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(e)           If, and for so long as, the restrictive legend on the Securities specified in Section 2.06(d) has not been removed, the Securities are assigned a restricted CUSIP or the Securities are not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities) as of the 370th day after the last date of original issuance of the Securities, the Company shall pay Additional Interest on the Securities at a rate equal to 0.50% per annum of the principal amount of Securities outstanding until the restrictive legend on the Securities has been removed in accordance with Section 2.06(d), the Securities are assigned an unrestricted CUSIP and the Securities are freely tradable by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the three months preceding) (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities); provided, however, that no Additional Interest shall accrue or be owed until the fifth Business Day following written notification to the Company by the Trustee or any Holder of such Securities requesting that the Company comply with its obligations under this paragraph (which notice may be given at any time after the 329th day after the last date of original issuance of such Securities).

(f)            Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Securities.

(g)           The Additional Interest that is payable in accordance with Section 5.02(d) or Section 5.02(e) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 7.04.

(h)           If Additional Interest is payable by the Company pursuant to Section 5.02(d) or Section 5.02(e), the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

Section 5.03          Compliance Certificates. (a) The Company shall deliver to the Trustee, (i) within 120 days after the end of each fiscal year during which any Securities were outstanding and (ii) upon written request from the Trustee, an Officers’ Certificate stating whether or not the signer thereof knows of any Default or Event of Default that occurred during such fiscal year. Such Officers’ Certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and the Company’s performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 5.03, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If the officer of the Company signing such Officers’ Certificate has knowledge of such a Default or Event of Default, the Officers’ Certificate shall describe any such Default or Event of Default and its status.

(b)           The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith, and in any event within five days, upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 5.04          Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 5.05           Maintenance of Corporate Existence. Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 5.06           Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.07           Additional Amounts. (a) If the Company consolidates with or merges into, or sells, conveys, transfers or leases all or substantially all of the Company’s properties and assets to, another Person pursuant to Section 6.01, and the Successor Company is not a corporation or limited liability company that is treated, or, if disregarded for U.S. federal income tax purposes, its regarded corporate owner is treated, as a “United States person” under Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”; such a United States person, a “U.S. Entity”; and such a resulting, surviving or transferee person that is not a U.S. Entity, a “Non-U.S. Surviving Entity”), then all payments and deliveries made by, or on behalf of, the Non-U.S. Surviving Entity under or with respect to the Securities, including, but not limited to, payments of principal (including the Fundamental Change Repurchase Price, if applicable), payments of interest and deliveries of Common Stock or other Reference Property and/or payments of cash, in each case, upon conversion, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (each, a “Tax”) imposed or levied by a taxing authority within any jurisdiction in which the Non-U.S. Surviving Entity is, for tax purposes, organized or resident or doing business or through which payment is made or deemed made (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by the official interpretation or administration thereof. In the event that any such withholding or deduction is so required, the Non-U.S. Surviving Entity shall pay such additional amounts (the “Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting or withholding any Taxes on the Additional Amounts) shall equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required; provided that no Additional Amounts shall be payable:

(i)             for or on account of:

(A)               any Tax that would not have been imposed but for:

(1)           the existence of any present or former connection between the Holder or beneficial owner of such Security and the Relevant Taxing Jurisdiction, other than merely holding such Security or the receipt of payments thereunder, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(2)           the presentation of such Security (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Fundamental Change Repurchase Price, if applicable) and interest on, such Security or the delivery of Common Stock and other Reference Property and/or payments of cash, in each case, upon conversion of such Security became due and payable pursuant to the terms thereof or was made or duly provided for; or

(3)          the failure of the Holder or beneficial owner to comply with a timely request from the Non-U.S. Surviving Entity to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Taxing Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner and such Holder or beneficial owner is legally able to comply;

(B)               any estate, inheritance, gift, sale, transfer, excise, personal property or similar Tax;

(C)               any Tax that is payable otherwise than by withholding or deduction from payments under or with respect to the Securities;

(D)               United States backup withholding;

(E)                any Taxes that could have been avoided by the presentation (where presentation is required) of such Security to another Paying Agent;

(F)                any Tax required by Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (“FATCA”), any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or

(G)               any combination of Taxes referred to in the preceding clauses (A), (B), (C), (D), (E) or (F),

(ii)            with respect to any payment of the principal of (including the Fundamental Change Repurchase Price, if applicable) and interest on, such Security or the delivery of Common Stock or other Reference Property and/or payments of cash, in each case, upon conversion of such Security to a Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the Holder thereof.

(b)           If the Non-U.S. Surviving Entity is required to make any deduction or withholding from any payments with respect to the Securities, the Non-U.S. Surviving Entity will deliver to the Trustee official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted or other evidence reasonably satisfactory to the Trustee. Such Non-U.S. Surviving Entity shall provide written notice to Holders (with a copy to the Trustee) of the commencement of any period where Additional Amounts shall accrue. Neither the Trustee nor any Agent shall have any duties or obligations with respect to the determination of whether Additional Amounts are payable or the calculation of Additional Amounts.

(c)           Any reference in this Indenture or the Securities in any context to the delivery of Common Stock or other Reference Property and/or payments of cash, in each case, upon conversion of any Security or the payment of principal of (including the Fundamental Change Repurchase Price, if applicable) and interest on, any Security or any other amount payable with respect to such Security, shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Section 5.07.

ARTICLE 6

CONSOLIDATION, MERGER, SALE, CONVEYANCE, TRANSFER OR LEASE

Section 6.01           Company May Consolidate, Etc., Only on Certain Terms. The Company shall not, directly or indirectly, consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving corporation) or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a)            in case the Company shall consolidate with or merge into another Person (in a transaction in which the Company is not the surviving corporation) or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale, conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company (in each case, the “Successor Company”) shall:

(i)              be (and, if the Company remains a party to this Indenture after the relevant transaction, the Company shall be) (1) a U.S. Entity, or (2) a corporation or entity treated as a corporation for U.S. federal income tax purposes organized and existing under the laws of the Islands of Bermuda, the Netherlands, Belgium, Switzerland, Luxembourg, the Republic of Ireland, Canada or the United Kingdom; provided, in each case, that the property into which the Securities shall be convertible shall be the stock or other equity of an entity that is a corporation for U.S. federal income tax purposes;

(ii)             expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed (including, for the avoidance of doubt, the covenant to pay Additional Amounts, as set forth in Section 5.07) and the conversion rights shall be provided for in accordance with Article 4, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by such Successor Company (if other than the Company); and

(iii)           if as a result of such transaction the Securities become convertible into shares of common stock or other securities issued by a third party (subject to the provisions of Section 4.02), such third party fully and unconditionally guarantees the Securities; and

(b)            immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(c)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 6 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 6.02           Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 6.01, there shall be an adjustment to the Conversion Rate and the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Company had been named as the Company herein, and thereafter, except in the case of a lease, the Company shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 7

DEFAULT AND REMEDIES

Section 7.01           Events Of Default. An “Event of Default” shall occur if:

(1)           the Company fails to pay the principal of any Security when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

(2)           the Company fails to pay the interest on any Security when due and payable and such failure continues for a period of 30 days;

(3)           the Company fails to convert any Security in accordance with this Indenture upon exercise of a Holder’s conversion right and such failure continues for five Business Days;

(4)           the Company fails to provide timely notice pursuant to Section 3.02(a), Section 3.02(b), Section 4.01(d), Section 4.01(e) or Section 4.04(b), in each case when due and such failure continues for seven days;

(5)           the Company fails to comply with its obligations set forth in Article 6;

(6)            the Company fails to perform any other agreement required of it in this Indenture or the Securities and such failure continues for 60 days after written notice is given in accordance with the immediately succeeding paragraph;

(7)           any indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) in an aggregate outstanding principal amount in excess of $15,000,000 is not paid at final maturity or upon acceleration, and such indebtedness is not discharged, or such acceleration is not cured or rescinded, within 30 days;

(8)           the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)          commences a voluntary case or proceeding;

(B)          consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C)          consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(D)          makes a general assignment for the benefit of its creditors; or

(9)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)          is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding;

(B)          appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary; or

(C)          orders the liquidation of the Company or any Significant Subsidiary;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

A default under clause (6) or clause (7) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the default, and the Company does not cure the default within 60 days (in the case of clause (6)) or 30 days (in the case of clause (7)) after receipt of such notice. The notice given pursuant to this Section 7.01 must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.” When any Default or Event of Default under this Section 7.01 is cured, it ceases.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been actually received by a Responsible Officer at the Corporate Trust Office of the Trustee from the Company, a Paying Agent, any Holder or any agent of any Holder.

Section 7.02           Acceleration. If an Event of Default (other than an Event of Default specified in clause (8) or (9) of Section 7.01) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (8) or (9) of Section 7.01 occurs, all unpaid principal of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. After any acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Securities may, except with respect to the nonpayment of principal (including the Fundamental Change Repurchase Price) or interest or with respect to the failure to pay and/or deliver the consideration due upon conversion, rescind and annul such acceleration by notice to the Trustee if (a) all existing Events of Default, other than the non-payment of accelerated principal, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities plus one percent) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 8.07 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 7.03           Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 7.04           Additional Interest. (a) Notwithstanding anything in this Indenture or in the Securities to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 5.02(a), shall, for the first 180 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Securities at a rate equal to 0.25% per annum of the principal amount of the Securities outstanding for each day during which such Event of Default is continuing during the 90-day period beginning on, and including, the date on which such an Event of Default first occurs; and 0.50% per annum of the principal amount of the Securities outstanding for each day during which such Event of Default is continuing during the 90-day period beginning on, and including, the 91st day following, and including, the date on which such an Event of Default first occurs. Additional Interest payable pursuant to this Section 7.04 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 2.06(d) or Section 2.06(e).

(b)           If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Securities. On the 181st day after such Event of Default (if such Event of Default is not cured or waived prior to such 181st day), the Securities will be subject to acceleration as provided in Section 7.02. This Section 7.04 shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. If the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 7.04, or if it so elects but fails to pay the Additional Interest when due, the Securities shall be immediately subject to acceleration as provided in Section 7.02. To elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with the reporting obligations in accordance with subSection (a) of this Section 7.04 and this subSection (b), the Company must notify all Holders of the Securities, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period. Upon the Company’s failure to timely give such notice or if the Company gives such notice but does not pay the Additional Interest when due, the Securities shall be immediately subject to acceleration as provided in Section 7.02. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest is payable, or with respect to the nature, extent or calculation of the amount of the Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

Section 7.05           Waiver of Defaults and Events of Default. Subject to Section 7.08 and Section 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequence, except (a) a default or Event of Default in the payment of the principal (including the Fundamental Change Repurchase Price) of or interest on any Security, (b) a failure by the Company to convert any Securities in accordance with the provisions of the Securities and this Indenture or (c) any default or Event of Default in respect of any provision of this Indenture or the Securities that, under Section 10.02, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.

Section 7.06           Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee, in its sole discretion, determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 7.07           Limitations on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for the enforcement of payment of the principal (including the Fundamental Change Repurchase Price) or interest on any Security on or after the applicable due date or the right to convert the Securities in accordance with Article 4 or to receive the consideration due upon such conversion) unless:

(1)            the Holder has previously given the Trustee written notice of a continuing Event of Default;

(2)           the Holders of at least 25% in aggregate principal amount of the Securities then outstanding have made a written request and have offered to the Trustee reasonable indemnity satisfactory to the Trustee to institute such proceeding as Trustee; and

(3)            the Trustee has failed to institute such proceeding within 60 days after such notice, request and offer, and has not received from the Holders of a majority in aggregate principal amount of the Securities then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 7.08           Rights of Holders to Receive Payment and to Convert. Each Holder shall have the right to receive payment or delivery, as the case may be, of (a) the principal (including the Fundamental Change Repurchase Price) of, (b) accrued and unpaid interest, if any, on, and (c) the consideration due upon conversion of, its Securities, on or after the respective due dates expressed or provided for in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such Holder.

Section 7.09           Collection Suit By Trustee. If an Event of Default in the payment of principal or interest specified in clause (1) or (2) of Section 7.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and on overdue installments of interest, in each case at the rate per annum borne by the Securities plus one percent and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 7.10           Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.11           Priorities. If the Trustee collects any money pursuant to this Article 7, it shall pay out the money in the following order:

FIRST, to the Trustee for amounts due under Section 8.07;

SECOND, to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD, to the Company or such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.11.

Section 7.12           Undertaking For Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.12 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

ARTICLE 8

TRUSTEE

Section 8.01           Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)           Except during the continuance of an Event of Default:

(i)             the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)            in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)             this paragraph does not limit the effect of subSection (b) of this Section 8.01;

(ii)            the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06.

(d)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability unless the Company or Holders shall have offered to the Trustee indemnity satisfactory to it against such cost or liability. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(e)            Every provision of this Indenture that in any way relates to the Trustee is subject to subSections (a), (b), (c) and (d) of this Section 8.01.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.

Section 8.02           Rights of Trustee. Subject to Section 8.01:

(a)            The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 11.04(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)            The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e)            The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g)           The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

(h)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(i)            The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j)            In no event shall the Trustee be responsible or liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 8.03           Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 8.10.

Section 8.04          Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent (other than the Trustee) and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Section 8.05           Notice of Default or Events of Default. If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs. However, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the interests of Holders, except in the case of a Default or an Event of Default in (a) payment of the principal of or interest on any Security or (b) payment or delivery, as the case may be, of the consideration due upon conversion.

Section 8.06           [Reserved].

Section 8.07           Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, expenses and advances incurred or made by it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify each of the Trustee and any predecessor Trustee and their respective officers, director, employees and agents for, and hold them harmless against, any and all losses, liabilities, damages, claims or expenses (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 8.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee, upon receiving written notice thereof, shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its negligence or willful misconduct.

To secure the Company’s payment obligations in this Section 8.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of, interest on, and amounts due upon conversion of, the Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 7.01 occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law. The obligations of the Company under this Section 8.07 shall survive the termination or satisfaction and discharge of this Indenture or the resignation or removal of the Trustee for any reason.

Section 8.08               Replacement of Trustee. The Trustee may resign by so notifying the Company in writing. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee if:

(1)           the Trustee fails to comply with Section 8.10;

(2)           the Trustee is adjudged a bankrupt or an insolvent or relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)           a receiver or other public officer takes charge of the Trustee or its property; or

(4)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

If the Trustee fails to comply with Section 8.10, any Holder who has been a Holder for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (provided that all sums owing to the Trustee hereunder have been paid) and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

Section 8.09               Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, by sale or otherwise, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 8.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

Section 8.10               Eligibility; Disqualification. The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy such requirement, it shall resign immediately in the manner and with the effect specified in this Article 8.

Section 8.11               [Reserved].

ARTICLE 9

SATISFACTION AND DISCHARGE OF INDENTURE

Section 9.01               Satisfaction And Discharge Of Indenture. This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Securities have become due and payable, whether at the Maturity Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash, securities and/or, solely to satisfy the Company’s Conversion Obligation, shares of Common Stock or a combination thereof, as applicable, sufficient to pay all of the outstanding Securities and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.07 shall survive and, if money shall have been deposited with the Trustee pursuant to paragraph (a)(ii) of this Section 9.01, the provisions of Section 9.02 and Section 9.04 shall survive until the Securities have been paid in full.

Section 9.02               Application of Trust Money. Subject to the provisions of Section 9.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money, property and shares of Common Stock deposited with it pursuant to Section 9.01 and shall apply the deposited money and shares of Common Stock in accordance with this Indenture and the Securities to the payment or delivery, as the case may be, of the principal of, and interest on, and the consideration due upon conversion of, the Securities; provided that such money and shares of Common Stock need not be segregated from other funds except to the extent required by law.

Section 9.03               Repayment to Company. The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money, property or shares of Common Stock (i) deposited with them pursuant to Section 9.01 and (ii) held by them at any time.

Subject to applicable abandoned property laws, the Trustee and each Paying Agent shall pay to the Company upon request any money or shares of Common Stock held by them for the payment or delivery, as the case may be, of principal, interest or amounts due upon conversion that remains unclaimed for two years after a right to such money or shares of Common Stock has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment or delivery, may at the expense of the Company cause to be delivered to each Holder entitled to such money, property or shares of Common Stock notice that such money or shares of Common Stock remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such delivery, any unclaimed balance of such money or shares of Common Stock then remaining will be repaid or delivered to the Company. After payment or delivery to the Company, Holders entitled to money or share of Common Stock must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person. In the absence of a written request from the Company to return unclaimed funds or shares to the Company, the Trustee shall from time to time deliver all unclaimed funds, property or shares to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds, property or shares held by the Trustee pursuant to this Section 9.03 shall be held uninvested and without any liability for interest.

Section 9.04               Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or shares of Common Stock in accordance with Section 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money or shares of Common Stock in accordance with Section 9.02; provided, however, that if the Company has made any payment or delivery, as the case may be, of the principal of, interest on, or amounts due upon conversion of, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment or delivery from the money or shares of Common Stock held by the Trustee or such Paying Agent.

ARTICLE 10

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01            Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to, or the consent of, any Holder:

(a)                to cure any ambiguity, defect or inconsistency that does not adversely affect Holders;

(b)              to provide for the assumption by a successor corporation of the Company’s obligations under this Indenture pursuant to Article 6;

(c)                to add guarantees with respect to the Securities;

(d)               to secure the Company’s obligations with respect to the Securities;

(e)               to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company;

(f)                to make any other change that does not adversely affect the rights of any Holder;

(g)                in connection with any Merger Event, provide that the Securities are convertible into Reference Property, subject to the provisions of Section 4.02, and make such related changes to the terms of the Securities to the extent expressly required by Section 4.07;

(h)                conform the provisions of this Indenture to the “Description of Notes” Section in the preliminary offering memorandum relating to the offering and sale of the Securities, as supplemented by the related pricing term sheet; and

(i)                  irrevocably elect or eliminate one of the Settlement Methods and/or irrevocably elect a Specified Dollar Amount, provided, however, that no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Securities pursuant to the provisions described in Article 4.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 10.02, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 10.02            With Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Holder. However, notwithstanding the foregoing but subject to Section 10.04, without the written consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 7.05, may not:

(a)                 change the stated maturity of the principal of, or interest on, any Security;

(b)                reduce the principal amount of or interest on any Security;

(c)                 reduce the amount of principal payable upon acceleration of the maturity of any Security;

(d)                change the place or currency of payment of principal of, or interest on, any Security;

(e)                 impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

(f)                  modify the provisions with respect to the Company’s obligation to repurchase Securities pursuant to Article 3 upon a Fundamental Change in a manner adverse to Holders;

(g)                change the ranking of the Securities;

(h)                adversely affect the right of Holders to convert Securities other than as provided in or under Article 4 of this Indenture:

(i)                  reduce the percentage in principal amount of outstanding Securities required for modification or amendment of this Indenture;

(j)                  reduce the percentage in principal amount of outstanding Securities necessary for waiver of compliance with certain provisions of this Indenture or the waiver of certain defaults under this Indenture;

(k)                change the provisions of Section 5.07 in a manner adverse to the Holders; or

(l)                  modify provisions of this Section 10.02 or Section 7.05 in a manner adverse to the Holders.

It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 10.06 and Section 11.04, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall deliver to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 10.03            [Reserved].

Section 10.04            Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (l) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 10.05            Notation on or Exchange of Securities. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Securities that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.06            Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and, subject to Section 8.01, shall be fully protected in relying upon in addition to the documents required by Section 11.04, an Officers’ Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

Section 10.07            Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 11

MISCELLANEOUS

Section 11.01            [Reserved].

Section 11.02            Notices. Any notice or communication to the Company or the Trustee under this Indenture shall be given in writing and delivered in Person or by first-class mail (registered or certified, return receipt requested), facsimile transmission (confirmed by delivery in Person or by first-class mail (registered or certified, return receipt requested)) or guaranteed overnight courier, as follows:

If to the Company, to:

Ironwood Pharmaceuticals, Inc.

301 Binney Street
Cambridge, Massachusetts 02142
Attention: General Counsel

With a copy to:

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199
Facsimile No.: (415) 315-4823
Attention: Thomas Holden, Esq.

If to the Trustee, to:

U.S. Bank National Association

Global Corporate Trust, 3rd Floor

One Federal Street

Boston, Massachusetts 02110

Attention of: Alison Nadeau (Ironwood Pharmaceuticals 2026 Notes)

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, if mailed by first-class mail (registered or certified, return receipt requested); upon acknowledgment of receipt, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by guaranteed overnight courier.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed by first-class mail or delivered by guaranteed overnight courier or by other electronic means to it at its address shown on the register kept by the Primary Registrar and in the case of Global Securities, shall be delivered electronically in accordance with the Applicable Procedures. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company delivers a notice or communication to Holders, it shall deliver a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event or any other communication to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary (or its designee), including by electronic mail in accordance with accepted practices at the Depositary, and in compliance with the Applicable Procedures.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given by the Company pursuant to this Indenture and delivered using unsecured e-mail, facsimile transmission or other similar unsecured electronic methods (including pdf files) (“Electronic Means”); provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (each, an “Authorized Officer”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that Instructions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such Instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (a) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; and (b) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if it is in writing and actually received by the Trustee, addressed as provided above or sent electronically in PDF format.

Section 11.03            Communications by Holders With Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

Section 11.04            Certificate and Opinion as to Conditions Precedent.

(a)                 Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee, at the request of the Trustee:

(i)                  an Officers’ Certificate stating that all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)                except in connection with the issuance of Securities on the date hereof, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b)                Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)                  a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii)                a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)              (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)               (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 11.05            Record Date for Vote or Consent of Holders. The Company (or, in the event deposits have been made pursuant to Section 9.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.04, if a record date is fixed, those Persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date.

Section 11.06            Rules By Trustee, Paying Agent, Registrar And Conversion Agent. The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

Section 11.07            Legal Holidays. If a payment date is a Legal Holiday (which, solely for the purposes of any payment required to be made on any such day shall also not include days in which the office where the place of payment is authorized or required by law to close), payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 11.08            Governing Law; Jurisdiction. THIS INDENTURE AND THE SECURITIES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Securities and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Securities may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Securities have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 11.09            No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10            No Personal Liability of Directors, Officers, Employees or Shareholders. No past, present or future director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 11.11            Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.12            Multiple Counterparts. The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile or PDF shall be effective as delivery of a manually executed counterpart thereof.

Section 11.13            Separability. In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.14            Tax Withholding. To the extent the applicable withholding agent pays withholding taxes or backup withholding on behalf of a Holder or beneficial owner (for U.S. federal income tax purposes) of a Security as a result of an adjustment or the nonoccurrence of an adjustment to the Conversion Rate, the applicable withholding agent may, at its option, set off such payments against payments of interest on the Security or the proceeds from the sale, conversion or other disposition of the Security (or, in some other cases, against payments on the Common Stock) or other of a Holder’s funds or assets.

Section 11.15            Table of Contents, Headings, Etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.16            Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; provided that the Trustee shall use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.17            Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.18            U.S.A PATRIOT ACT. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 11.19            Calculations. The Company shall be responsible for making all calculations called for under the Securities or this Indenture. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Securities (including Additional Interest or special interest) and the Conversion Rate of the Securities and any adjustments thereto. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Securities, the Trustee and the Conversion Agent. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Securities upon the request of that Holder at the sole cost and expense of the Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

IRONWOOD PHARMACEUTICALS, INC.

By:	/s/ Gina Consylman
Name:	Gina Consylman
Title:	Senior Vice President & Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Alison D.B. Nadeau
Name:	Alison D.B. Nadeau
Title:	Vice President

2

Exhibit A

[Form of Face of Security]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF IRONWOOD PHARMACEUTICALS, INC. OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF IRONWOOD PHARMACEUTICALS, INC. DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUED UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE LAWS OF ANY JURISDICTION, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIROR:

(1)                REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND AGREES FOR THE BENEFIT OF IRONWOOD PHARMACEUTICALS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)              TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

1 This bracketed text should be included only if the Security is a Global Security.

(B)              PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C)              TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)              PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

IRONWOOD PHARMACEUTICALS, INC.

1.50% CONVERTIBLE SENIOR NOTES DUE 2026

No. [ ]	[Initially][2] $

CUSIP No.: [             ]

Ironwood Pharmaceuticals, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to [Cede & Co.]3 [         ], or registered assigns, the principal sum [of           DOLLARS ($         )] [or such lesser amount as set forth in the “Schedule of Exchanges of Securities” attached hereto]4 on June 15, 2026, and interest thereon as set forth below.

This Security shall bear interest at the rate of 1.50% per year from August 12, 2019, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until June 15, 2026. Interest is payable semi-annually in arrears on each June 15 and December 15, commencing on December 15, 2019, to Holders of record at the close of business on the preceding June 1 and December 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 2.06(d), Section 2.06(e) and Section 7.04 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Security therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 2.06(d), Section 2.06(e) or Section 7.04 and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Securities plus one percent, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.02(e) of the Indenture.

The Company shall pay the principal of and interest on this Security so long as such Security is a Global Security, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Security. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Securities (other than Securities that are Global Securities) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as Paying Agent, Primary Registrar, Securities Custodian, Bid Solicitation Agent and Conversion Agent and the Corporate Trust Office of the Trustee as an office or agency of the Company for each of the aforesaid purposes.

Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Security the right to convert this Security into shares of Common Stock or cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

2 This bracketed text should be included only if the Security is a Global Security.

3 This bracketed text should be included only if the Security is a Global Security.

4 This bracketed text should be included only if the Security is a Global Security.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

IRONWOOD PHARMACEUTICALS, INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

Dated: August 12, 2019

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION

By:
Authorized Signatory

Dated: August 12, 2019

[FORM OF REVERSE OF SECURITY]

IRONWOOD PHARMACEUTICALS, INC.

1.50% CONVERTIBLE SENIOR NOTES DUE 2026

This Security is one of a duly authorized issuance of Securities of the Company, designated as its 1.50% Convertible Senior Notes due 2026 (the “Securities”), limited in aggregate principal amount of up to $175,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Securities purchased by the Initial Purchaser pursuant to the exercise of their option to purchase additional Securities as set forth in the Purchase Agreement), all issued or to be issued under and pursuant to an Indenture dated as of August 12, 2019 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. Additional Securities may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all Securities may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Securities then outstanding (with a copy to the Trustee if given by the Holders), and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture. In case an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the principal of all Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder,

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Securities as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may on behalf of the Holders of all of the Securities waive any past Default or Event of Default under the Indenture and its consequences.

The Securities are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Securities issued upon such exchange of Securities being different from the name of the Holder of the old Securities surrendered for such exchange.

The Securities are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Securities or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the Business Day immediately preceding December 15, 2025 (the “Free Convertibility Date”) only upon the occurrence of certain conditions specified in the Indenture, and on or after the Free Convertibility Date until the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date regardless of the occurrence of such conditions, to convert any of its Securities or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

All terms used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on this Security.

THE INDENTURE AND THIS SECURITY, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE OR THIS SECURITY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Ironwood Pharmaceuticals, Inc., 301 Binney Street, Cambridge, Massachusetts 02142, Attention: Investor Relations.

ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as:

TEN COM (= tenants in common)

TEN ENT (= tenants by the entireties)

JT TEN (= joint tenants with right of survivorship and not as tenants in common)

CUST (= Custodian)

UGMA (= Uniform Gifts to Minors Act).

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company.
The agent may substitute another to act for him or her.

In connection with any transfer of the within Security occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Security, the undersigned confirms that such Security is being transferred:

☐  To Ironwood Pharmaceuticals, Inc. or a subsidiary thereof; or

☐  Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐  Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐  Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Security into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000): $

If you want the stock certificate made out in another Person’s name, fill in the form below:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

REPURCHASE EXERCISE NOTICE UPON A FUNDAMENTAL CHANGE

To:	Ironwood Pharmaceuticals, Inc.

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Ironwood Pharmaceuticals, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Repurchase Price, to the registered Holder hereof.

Dated:

Dated:

Dated:

Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be repurchased (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of the Security in every particular, without alteration or any change whatsoever.

SCHEDULE OF EXCHANGES OF SECURITIES5

The following exchanges, repurchases or conversions of a part of this Global Security have been made:

Date of Exchange, Repurchase or Conversion	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease or Increase	Signature of Authorized Signatory of Securities Custodian


5 This schedule should be included only if the Security is a Global Security.